As filed with the Securities and Exchange Commission on January 2, 2008
Registration No. 333-139065

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
WOLSELEY plc
(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

Parkview 1220
Arlington Business Park
Theale
Reading, Berkshire, RG7 4GA, United Kingdom
(Address of principal executive offices)
Wolseley Restricted Share Plan 2006
(Full title of the plan)

Richard I. Shoylekov, Esq.
Wolseley plc
Parkview 1220, Arlington Business Park, Theale
Reading, RG7 4GA, United Kingdom
+44 118 929 8700
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Robert M. Chilstrom, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036

SIGNATURES

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 No. 333-139065 (the “Registration Statement”) filed by Wolseley plc (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) on December 1, 2006, registering 2,000,000 Ordinary Shares, par value 25p per share. These shares were to be issued and sold pursuant to the Registrant’s Wolseley Restricted Share Plan 2006.
     In connection with the upcoming termination of its registration and reporting requirements pursuant to Rule 12h-6 under the Securities Exchange Act of 1934, and in accordance with the guidance provided by SEC Release No. 34-55540, the Registrant hereby files this Post-Effective Amendment No. 1 to terminate the registration of any securities registered under the Registration Statement which remain unsold at the time the Registrant’s Form 15F to be filed with the SEC becomes effective.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Reading, England on December 28, 2007.

WOLSELEY plc
By:		/s/ R.I. Shoylekov
	Name:	Richard I. Shoylekov
	Title:	Group Company Secretary

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on December 28, 2007.

/s/ J. Whybrow Name: John W. Whybrow	Chairman of the Board and Director
/s/ C.A.S. Hornsby Name: Claude A. S. Hornsby	Group Chief Executive and Director (principal executive officer and authorized representative in the United States)
/s/ F. W. Roach Name: Frank W. Roach	Chief Executive North America and Director
/s/ Robert H. Marchbank Name: Robert H. Marchbank	Chief Executive Europe and Director
/s/ S. P. Webster Name: Stephen P. Webster	Chief Financial Officer and Director

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* /s/ A. Drew Name: Gareth Davis	Director
/s/ A.J. Duff Name: Andrew J. Duff	Director
* /s/ A. Drew Name: James I. K. Murray	Director
* /s/ A. Drew Name: Nigel M. Stein	Director
* By: Alison Drew Attorney-in-Fact

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